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                                                                      EXHIBIT 23



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation, in this Form 10-K, of our report dated January 24, 2000 included in Registration Statement File Nos. 333-52775 and 333-71443. It should be noted that we have not audited any financial statements of the company subsequent to December 31, 1999 or performed any audit procedures subsequent to the date of our report.



                                             ARTHUR ANDERSEN LLP


Milwaukee, Wisconsin
March 30, 2000